EXHIBIT 10.2
                                                             CONFORMED COPY


                NATIONAL HEALTH LABORATORIES HOLDINGS INC.
                                                                 April 27, 1995



                         Exchange Agent Agreement


Dear Sirs:

                  Pursuant to an Agreement and Plan of Merger dated as of December 13, 1994 (the "Merger Agreement"), a copy of which is included with this letter (the "Letter Agreement"), among National Health Laboratories Holdings Inc., a Delaware corporation ("NHL"), HLR Holdings Inc., a Delaware corporation ("HLR"), Roche Biomedical Laboratories, Inc., a New Jersey corporation ("RBL"), and (for the purposes specified therein) Hoffmann-La Roche Inc., a New Jersey corporation ("Roche"), providing for, among other things, the merger of RBL with and into NHL with NHL as the surviving corporation (the "Merger"), upon the effectiveness of the Merger (the "Effective Time"), each share of common stock, par value $0.01 per share, of NHL ("NHL Common Stock") then outstanding (other than shares of NHL Common Stock owned by HLR or RBL or any subsidiary of HLR or RBL and other than shares held by stockholders who exercise their appraisal rights) will be converted into (i) 0.72 of a share of common stock, par value $0.01 per share, of the surviving corporation in the Merger ("Surviving Corporation Common Stock") and (ii) $5.60 in cash, without interest (the "NHL Share Conversion").

                  In addition, all shares of common stock, no par value, of RBL issued and outstanding immediately prior to the Effective Time (other than treasury shares, which will be canceled) will be converted into, and become, that number of newly issued shares of Surviving Corporation Common Stock as would, in the aggregate and after giving effect to the Merger and the NHL Common Stock owned by HLR, RBL and their subsidiaries immediately prior to the Effective Time, equal 49.9% of the total number of shares of Surviving Corporation Common Stock outstanding immediately after the Effective Time (after giving effect to the issuance of Surviving Corporation Common Stock in respect of the NHL employee stock options as provided in the Merger Agreement) (the "RBL Share Conversion").

                  In addition, NHL has declared a dividend (the "Warrant Distribution") payable to holders of record of NHL Common Stock as of April 21, 1995, consisting of 0.16308 of a warrant per share of NHL Common Stock, each such warrant (a "Dividend Warrant", and together with the Roche Warrants (as defined below), the "Warrants") representing the right to purchase one newly issued share of Surviving Corporation Common Stock for $22.00 (subject to adjustments) on April 28, 2000 on the terms and conditions set forth in the Warrant Agreement dated as of April 10, 1995 (the "Warrant Agreement"), a copy of which has been provided to you, between NHL and American Stock Transfer & Trust Company ("AST&T Co."). In addition, the Merger Agreement provides for the issuance to and purchase by Roche at the Effective Time, for a purchase price of $51,048,900, of 8,325,000 Warrants (the "Roche Warrants"), which Roche Warrants will have the terms described in the preceding sentence.

                  This Letter Agreement is to confirm that, in addition to serving as the warrant agent (the "Warrant Agent") as provided in the Warrant Agreement, AST&T Co. shall serve as the exchange agent (the "Exchange Agent") in connection with the NHL Share Conversion and the RBL Share Conversion, and, in such capacity, shall have the authority to act as (i) agent for holders of NHL Common Stock, other than HLR or RBL or any subsidiary of HLR or RBL and other than individuals who acquire shares of Surviving Corporation Common Stock through the issuance of such stock in respect of the NHL employee stock options as provided in the Merger Agreement ("NHL Stockholders"), for the purpose of receiving from NHL the shares of Surviving Corporation Common Stock and cash to be distributed in the NHL Share Conversion and distributing the same to the NHL Stockholders and (ii) agent for HLR for the purpose of receiving from NHL the shares of Surviving Corporation Common Stock to be issued in RBL Share Conversion and distributing the same to HLR, all upon satisfaction of the conditions set forth herein. NHL hereby appoints AST&T Co. to act as the Exchange Agent in accordance with the terms of the Merger Agreement and the terms and instructions hereinafter set forth, as may be supplemented from time to time to give effect to the parties' intentions and agreements, and AST&T Co. hereby accepts such appointment. In acting as Exchange Agent, AST&T Co. shall not be acting as agent for NHL, although NHL shall pay AST&T Co.'s fees and expenses.


Duties and Obligations of NHL

                  1. Delivery of Materials to Exchange Agent. At or prior to the Effective Time (or as soon thereafter as may be practicable), which will be the date and time indicated on the Certificate of Merger filed with the Secretary of State of the State of Delaware, which is expected to be April 28, 1995 at or prior to 11:00 a.m. New York City Time, provided that a Certificate of Merger is filed with the Secretary of State of the State of New Jersey on the same date, NHL shall deliver or cause to be delivered to the Exchange
Agent (i) a sufficient supply of certificates for shares of Surviving Corporation Common Stock to permit the issuance of the shares of Surviving Corporation Common Stock issuable in the NHL Share Conversion and the RBL Share Conversion, (ii) a sufficient supply of copies of the letter of transmittal to be mailed to the NHL Stockholders in connection with the NHL Share Conversion (the "Letter of Transmittal"), (iii) a sufficient supply of copies of all other documents or materials to be forwarded to NHL Stockholders and (iv) a schedule showing the number of shares of Surviving Corporation Common Stock to be issued to HLR in the RBL Share Conversion.

                  2. Delivery of Materials to NHL Stockholders. As soon as practicable after the Effective Time, the Exchange Agent shall cause to be mailed to each NHL Stockholder of record as of the close of business on the date on which the Effective Time occurs (i) a notice advising such stockholder of the effectiveness of the Merger and the terms of the NHL Share Conversion,
(ii) a Letter of Transmittal with instructions for completion and (iii) a pre-addressed envelope for the return of the completed and executed Letter of Transmittal and certificates for shares of NHL Common Stock.

                  3. Compensation of Exchange Agent. NHL agrees to promptly pay the Exchange Agent the compensation separately agreed to between NHL and the Exchange Agent for the services to be rendered by the Exchange Agent hereunder and to reimburse the Exchange Agent for reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Exchange Agent without negligence, bad faith or breach of this Letter Agreement on the part of the Exchange Agent in connection with the services rendered by the Exchange Agent as provided in this Letter Agreement.

                  4. Indemnification of Exchange Agent. NHL agrees to indemnify the Exchange Agent for, and to hold the Exchange Agent harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by the Exchange Agent without negligence, bad faith or breach of this Letter Agreement on the part of the Exchange Agent, arising out of or in connection with actions taken as Exchange Agent as provided in this Letter Agreement; provided that in no case shall NHL be liable with respect to any action, proceeding, suit or claim against the Exchange Agent unless the Exchange Agent shall have notified NHL, by letter, or by tested telex or confirmed facsimile transmission, in either case confirmed by letter, of the written assertion of an action, proceeding, suit or claim commenced against the Exchange Agent promptly after the Exchange Agent shall have received notice of any such assertion of an action, proceeding, suit or claim or the Exchange Agent shall have been served with the summons or other first legal process providing information as to the nature and basis of the action, proceeding, suit or claim; and provided that NHL shall be entitled to participate, at the expense of NHL, in the defense of any suit brought to enforce any such action, proceeding, suit or claim, and, should NHL so elect, NHL shall assume the defense of any such suit and shall not thereafter be liable for the fees and expenses of any additional legal counsel retained by the Exchange Agent, so long as NHL retains counsel satisfactory to the Exchange Agent, in the exercise of the Exchange Agent's reasonable judgement, to defend such suit; and provided further that the Exchange Agent shall not agree to settle any liability or action, proceeding, suit or claim, or any suit brought to enforce any such liability, action, proceeding, suit or claim, with respect to which the Exchange Agent may seek indemnification from NHL without the prior written consent of NHL.

                  5. Further Assurances. NHL agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Exchange Agent for the carrying out or performing of the provisions of this Letter Agreement.


Duties and Obligations of Exchange Agent

                  6. Stockholder List; Receipt of Materials from NHL Stockholders; Examination of Materials Received from NHL Stockholders. (a) As soon as practicable after the Effective Time, the Exchange Agent shall furnish to NHL a list showing the names and addresses of all NHL Stockholders as of the close of business on the date on which the Effective Time occurs, the number of shares of NHL Common Stock held by each NHL Stockholder as of such time and the certificates (identified by certificate number) representing shares of NHL Common Stock that have been or are, as of such time, lost, stolen, destroyed or restricted as to transfer (such list to include notations of the text of the restrictive legends attached thereto) or with respect to which an order to stop transfer has been noted (such list being referred to herein as the "NHL Stockholder List").

                  (b) The Exchange Agent shall make arrangements to facilitate the receipt from NHL Stockholders in accordance with the instructions set forth in the Letter of Transmittal certificates for shares of NHL Common Stock, accompanied by Letters of Transmittal (or facsimiles thereof), properly executed in accordance with the instructions therein.

                  (c) The Exchange Agent shall examine each Letter of Transmittal, certificate representing shares of NHL Common Stock and any other document delivered or mailed to the Exchange Agent by or on behalf of any NHL Stockholder to ascertain, to the extent reasonably determined by the Exchange Agent, whether or not (i) the Letter of Transmittal appears to be properly completed and duly executed in accordance with the instructions set forth therein, (ii) the certificate representing shares of NHL Common Stock appears to be properly surrendered and, if appropriate, endorsed for transfer, (iii) the certificate representing shares of NHL Common Stock is free of all restrictions and stop orders, except as set forth on the NHL Stockholder List and (iv) any other document used in the NHL Share Conversion appears to be in the correct form, properly completed and duly executed.

                  (d) In the event that the Exchange Agent ascertains that any Letter of Transmittal is not properly completed or duly executed, any certificate representing shares of NHL Common Stock is not properly surrendered or is subject to some other irregularity or any other document used in the NHL Share Conversion is not in the correct form, properly completed or duly executed, the Exchange Agent shall use its best efforts to contact the appropriate NHL Stockholder (at the expense of NHL) by the most expedient means of communication (as determined by the Exchange Agent) to correct the defect, and, upon consultation with NHL, the Exchange Agent shall endeavor to take such other action as may reasonably be required to cause such defect to be corrected; provided that any response to any question pertaining to the completion and execution of any Letter of Transmittal, surrender or irregularity of any certificate representing shares of NHL Common Stock or form, completion or execution of any other document used in the NHL Share Conversion received from NHL on account of the referral of such question to NHL by the Exchange Agent shall be final and binding, and the Exchange Agent may rely upon such response.

                  7. The NHL Share Conversion. (a) Prior to the Effective Time, the Exchange Agent shall establish an account (the "Credit Suisse Account") at the New York Branch of Credit Suisse, which bank is located at 12 East 49th Street, New York, New York 10017, to facilitate the receipt and disbursement of the funds to be transferred in connection with the NHL Share Conversion as provided herein and in the Merger Agreement. At the Effective Time, the Exchange Agent shall deposit in the Credit Suisse Account the funds received from or on behalf of NHL, as described in clauses (i), (ii) and (iii) of the next succeeding paragraph, to be distributed in connection with the NHL Share Conversion prior to the close of business on the date on which the Effective Time occurs. On the first business day following the date on which the Effective Time occurs, the Exchange Agent shall transfer any and all funds remaining in the Credit Suisse Account to an account (the "Chemical Bank Account") previously established by the Exchange Agent at the Water Street Branch of Chemical Bank, which bank is located at 55 Water Street, New York, New York 10004, to facilitate the receipt and disbursement of the funds to be transferred in the NHL Share Conversion as provided herein and in the Merger Agreement until such time as the termination of this Letter Agreement as provided in Section 18(a) hereof.

                  The Exchange Agent shall deposit in the Credit Suisse Account all funds received from or on behalf of NHL, including (i) cash received from NHL in an amount equal to the product of the number of shares of NHL Common Stock shown as outstanding on the NHL Stockholder List multiplied by $5.60, minus the amounts received pursuant to clause (ii) and (iii) below,
(ii) cash received from HLR in the amount of $135,651,100 as the HLR Cash Consideration (as defined in the Merger Agreement) and (iii) cash received from Roche in the amount of $51,048,900 for purchase of the Roche Warrants.
In addition, as soon as practicable after the Effective Time, the Exchange Agent shall determine the aggregate number of fractional shares of Surviving Corporation Common Stock that would (if the Merger Agreement had permitted the issuance of fractional shares) have been issuable in the NHL Share Conversion and shall sell such number of shares in open market transactions on the New York Stock Exchange on behalf of the NHL Stockholders and shall immediately deposit the proceeds from such transactions in the Credit Suisse Account or the Chemical Bank Account, as the case may be.

                  At all times, all funds received by the Exchange Agent as described in this Section 7(a) and deposited in the Credit Suisse Account or the Chemical Bank Account, as the case may be, shall be held by the Exchange Agent in escrow and shall only be used for the purposes stated herein. All interest accrued on such funds shall be paid to the surviving corporation in the Merger as provided in Section 18(b) hereof.

                  (b) Upon the delivery to the Exchange Agent by an NHL Stockholder of record as of the close of business on the date on which the Effective Time occurs of (i) the certificates representing the shares of NHL Common Stock registered to such NHL Stockholder, (ii) the related Letter of Transmittal, properly completed and duly endorsed, and (iii) any other documents required by the Letter of Transmittal, the Exchange Agent shall cause to be issued and distributed (in accordance with the procedures described in the succeeding three paragraphs) to such NHL Stockholder, in exchange for each such share of NHL Common Stock validly presented (1) 0.72 of a share of Surviving Corporation Common Stock and (2) $5.60 in cash (without interest). In all cases, issuance of shares of Surviving Corporation Common Stock and payment of the cash to be distributed in the NHL Share Conversion and in lieu of fractional shares of Surviving Corporation Common Stock (as described below) will be made only after receipt by the Exchange Agent of the certificates, Letter of Transmittal and other documents (if any) described in the preceding sentence.

                  Since the Merger Agreement provides that no certificates representing less than one share of Surviving Corporation Common Stock shall be issued in the NHL Share Conversion, the Exchange Agent shall only distribute certificates representing whole shares of Surviving Corporation Common Stock pursuant to the preceding paragraph. In lieu of any fractional shares of Surviving Corporation Common Stock, the Exchange Agent shall distribute to each NHL Stockholder who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock cash in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate number of fractional shares of Surviving Corporation Common Stock that would otherwise have been issued in the NHL Share
Conversion, as described in Section 7(a) above.

                  The Exchange Agent shall forward certificates representing whole shares of Surviving Corporation Common Stock to any NHL Stockholder entitled to receive such certificates via first class mail under a blanket surety bond of the Exchange Agent protecting NHL and the Exchange Agent from loss or liability arising by virtue of the nondelivery or nonreceipt of such certificates; provided that the market value of the securities to be sent in any such shipment shall not exceed $500,000. In the event any NHL Stockholder is entitled to receive certificates representing shares of Surviving Corporation Common Stock with a market value in excess of $500,000, the Exchange Agent shall make arrangements for such shipment to be sent via registered mail and to be insured for the full amount of such market value as of the date of such mailing.

                  The Exchange Agent shall make payment of any cash to be received by any NHL Stockholder from the Credit Suisse Account via confirmed wire transfer from the Credit Suisse Account to the bank account identified by each such holder set forth in a completed Letter of Transmittal not less than one business day prior to the date on which the Effective Time occurs. The Exchange Agent shall make payment of any cash to be received by any NHL Stockholder from the Chemical Bank Account by forwarding checks drawn on such account by first class mail to such holder; provided, however, that in the event any NHL Stockholder is entitled to receive an aggregate amount in cash from the Chemical Bank Account in excess of $100,000, the Exchange Agent shall make arrangements for such distribution to be made via confirmed wire transfer from the Chemical Bank Account to the bank account identified by such holder in a written notice provided to the Exchange Agent not less than one business day prior to the date of such transfer.

                  (c) Until such time as any certificate representing shares of NHL Common Stock registered to any NHL Stockholder of record as of the close of business on the date on which the Effective Time occurs is surrendered, each certificate, which immediately prior to the Effective Time represented outstanding shares of NHL Common Stock, shall, at and after the Effective Time, entitle the holder thereof to receive, upon such surrender, only the shares of Surviving Corporation Common Stock and the amount in cash described in Section 7(b) above.

                  (d) No dividends or other distributions otherwise payable after the Effective Time to any NHL Stockholder of record as of the close of business on the date on which the Effective Time occurs shall be paid to such holder unless and until such holder shall have surrendered all certificates representing shares of NHL Common Stock registered to such holder. The Exchange Agent shall hold, without interest, any such dividends or other distributions not paid to such NHL Stockholder pursuant to the requirements of the preceding sentence and shall (subject to applicable escheat laws) pay such dividends and other distributions to such holder after such holder shall have surrendered all certificates representing shares of NHL Common Stock registered to such holder.

                  (e) If any certificate representing shares of Surviving Corporation Common Stock is to be issued in, or any distribution of cash is to be paid to, a name other than that in which any certificate representing shares of NHL Common Stock surrendered in connection with the NHL Share Conversion is registered, the Exchange Agent shall not issue any such certificate or make any such distribution of cash unless the certificate so surrendered shall be in the proper form and properly endorsed for such transfer and the NHL Stockholder requesting such transfer shall pay to the Exchange Agent any transfer or other taxes to be incurred in connection with such transfer or establish to the satisfaction of the Exchange Agent that any such tax has been previously paid or is otherwise not payable.

                  8. Lost, Stolen or Destroyed Certificates. In the event that the holder of any certificate representing shares of NHL Common Stock claims that such certificate has been lost, stolen or destroyed, the Exchange Agent shall mail to such holder an affidavit of loss and an indemnity bond. The Exchange Agent shall make the distribution of shares of Surviving Corporation Common Stock and cash described in Section 7(b) above only upon the receipt of a properly completed and duly executed affidavit of loss and indemnity bond.

                  9. Delivery of Shares in RBL Share Conversion. At the Effective Time, in accordance with the written directions of NHL, which directions shall be irrevocable and shall be provided to the Exchange Agent prior to the Effective Time, the Exchange Agent shall deliver to HLR, or to one of more of HLR's designees, certificates in the denominations specified in the written directions of HLR representing the number of newly issued shares of Surviving Corporation Common Stock equal to 49.9% of the total number of shares of Surviving Corporation Common Stock outstanding immediately after the Effective Time (after giving effect to the Merger, the NHL Common Stock owned by HLR, RBL and their subsidiaries immediately prior to the Effective Time and the issuance of the Surviving Corporation Common Stock in respect of the NHL employee stock options as provided in the Merger Agreement).

                  10. Preparation and Delivery of Reports. (a) In connection with the NHL Share Conversion, the Exchange Agent shall prepare and furnish, until otherwise notified in writing by NHL, bi-monthly reports delivered to NHL showing (i) the number of shares of NHL Common Stock surrendered to the Exchange Agent and the number of shares of Surviving Corporation Common Stock issued in exchange therefor (including the number of shares exchanged as reported in the immediately preceding report, the current number of shares exchanged and the total number of shares exchanged to date), (ii) the amount of cash distributed in connection therewith (including the amount of cash distributed as reported in the immediately preceding report, the current amount of cash distributed and the total amount of cash distributed to date) and (iii) the net proceeds of any sale or sales of any fractional shares (including the net proceeds from the sale or sales of any fractional shares as reported in the immediately preceding report, the net proceeds from the current sale or sales of any fractional shares and the total net proceeds from all sales of fractional shares to date).

                  (b) In addition, the Exchange Agent shall comply with all applicable requirements, including without limitation, withholding and certification requirements, of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and shall file all appropriate reports with the Internal Revenue Service, including, but not limited to, reports relating to missing Taxpayer Identification Numbers and reports to be filed on any of the various versions of Form 1099.

                  11.  Preservation of Materials and Maintenance of Records.
(a) The Exchange Agent shall keep and preserve all Letters of Transmittal, telexes, facsimile transmissions, telegrams and other documents delivered or mailed to the Exchange Agent in connection with the NHL Share Conversion until such time as all such materials are delivered to NHL or disposed of in accordance with the instructions of NHL, in either case at or prior to the termination of this Letter Agreement as provided in Section 18(a) hereof. In addition, prior to such time as such materials are delivered to NHL or disposed of in accordance with the instructions of NHL, the Exchange Agent shall take such action (at the expense of NHL) as may from time to time be reasonably requested by NHL to furnish copies of the Letter of Transmittal and other documents to persons designated by NHL.

                  (b) The Exchange Agent shall keep and preserve all certificates representing shares of NHL Common Stock surrendered to the Exchange Agent in connection with the NHL Share Conversion and, following payment therefor, shall deliver such certificates to NHL at the address specified in Section 19 hereof or at any other location designated in writing by NHL.

                  (c) The Exchange Agent shall keep and maintain a complete and accurate ledger showing all certificates representing shares of NHL Common Stock exchanged by the Exchange Agent in connection with the NHL Share Conversion, all distributions of cash made by the Exchange Agent in connection with the NHL Share Conversion and the net proceeds from the sale or sales of any fractional shares. The Exchange Agent shall furnish any information to any organization or any legal representative of such organization designated in writing from time to time by NHL to receive such information as specified in writing by NHL in any manner reasonably requested by such designated organization in connection with the Merger or the NHL Share Conversion.

                  12. Reliance on Instructions and Instruments. (a) The Exchange Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of NHL, and to apply to such officers for advice or instruction in connection with its duties. The Exchange Agent shall not be liable for any action taken or suffered to be taken by it or in good faith in accordance with instruction of any such officer in good faith reliance upon any statement signed by any one of such officers of NHL with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

                  (b) The Exchange Agent shall incur no liability or responsibility to NHL or to any NHL Stockholder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  13. Retention of Advisors and Agents. (a) The Exchange Agent may consult at any time with counsel satisfactory to it (who may be counsel for NHL), and the Exchange Agent shall incur no liability or responsibility to NHL or to any NHL Stockholder in respect of any action taken, suffered or omitted by it hereunder in good faith in accordance with the advice or the opinion of such counsel.

                  (b) The Exchange Agent may retain at any time an agent or agents satisfactory to it to assist in the performance of the duties and obligations of the Exchange Agent hereunder, at the cost of the Exchange Agent and without relieving the Exchange Agent of any liability hereunder.

                  14. Other Actions. The Exchange Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in NHL Common Stock or Surviving Corporation Common Stock or any other securities of NHL or the surviving corporation in the Merger or become pecuniarily interested in any transaction in which NHL or the surviving corporation may be interested or contract with or lend money to NHL or the surviving corporation or otherwise act as fully and freely as though it were not the Exchange Agent under this Letter Agreement, or a stockholder, director, officer or employee of the Exchange Agent, as the case may be. Nothing herein shall preclude the Exchange Agent from acting in any other capacity for NHL, the surviving corporation in the Merger or any other legal entity.

                  15. Limitations on Duties and Obligations. (a) The Exchange Agent shall not be liable for anything which it may do or refrain from doing in connection with this Letter Agreement except for its own negligence or bad faith.

                  (b) The Exchange Agent shall be regarded as not having made any representations or warranties and not having any responsibilities regarding the validity, sufficiency, value or genuineness of any certificate representing shares of NHL Common Stock surrendered to it, and the Exchange Agent shall not be requested or required to make any representations or warranties or to assume any responsibilities as to the validity, sufficiency, value or genuineness of any such certificate or shares of NHL Common Stock.

                  (c) The Exchange Agent shall not be responsible for the accuracy or correctness of any statement made in the Merger Agreement or herein or in any other document furnished to it by NHL.

                  (d) The Exchange Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless NHL shall furnish the Exchange Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Letter Agreement may be enforced by the Exchange Agent without the possession of any certificates representing shares of NHL Common Stock or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Exchange Agent shall be brought in its name as Exchange Agent, and any recovery or judgement shall be or the ratable benefit of the NHL Stockholders, as their respective rights or interests may appear.

                  (f) Any provision of this Letter Agreement to the contrary not withstanding, in no event shall the Exchange Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Exchange Agent shall have been advised of the likelihood of such loss or damage.


Miscellaneous Provisions

                  16. Successors and Assigns. The terms of this Letter Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of NHL. The Exchange Agent, however, shall assign neither the benefits nor the obligations created by this Letter Agreement.

                  17. Supplements and Amendments. Any inconsistency between the terms of the applicable provisions of the Merger Agreement and the terms and instructions set forth herein shall be resolved in accordance with the terms of the applicable provision of the Merger Agreement. The terms and instructions set forth herein may be modified or supplemented only upon written notice provided by NHL.

                  18. Termination. (a) This Letter Agreement shall terminate at the earlier of (i) the date on which all shares of Surviving Corporation Common Stock to be issued in connection with the NHL Share Conversion and the RBL Share Conversion shall have been delivered and all cash to be paid in the NHL Share Conversion and in lieu of any fractional shares and all dividends and other distributions held pursuant to Section 7(d) hereof shall have been paid by the Exchange Agent or (ii) the date on which written notice from NHL stating that this Letter Agreement has been terminated is received by the Exchange Agent.

                  (b) Upon the termination of this Letter Agreement as provided in Section 18(a) above, the Exchange Agent shall deliver to the surviving corporation in the Merger any remaining balance in the funds paid to the Exchange Agent pursuant to Section 7(a) hereof, together with interest earned but not previously paid thereon to the surviving corporation, and thereafter the holder of certificates representing shares of NHL Common Stock shall look only to the surviving corporation for any payment otherwise due pursuant to Section 7(b) hereof; provided, however, that the Exchange Agent may retain for a period of up to 180 days following the date on which this Letter Agreement is terminated an amount equal to the aggregate amount payable in checks drawn on the Chemical Bank Account hereunder through the date on which this Letter Agreement is terminated which have not yet been presented for payment.

                  19. Notices. Except as otherwise provided herein, no notice, instruction or other communication by one party shall be binding upon the other party unless delivered by hand or sent via first class mail for which receipt is acknowledged in writing or via certified mail, return receipt requested. Notice shall be delivered to the parties as follows:

                        if to NHL:

                                National Health Laboratories Holdings Inc.
                                4225 Executive Square, Suite 805
                                La Jolla, California 92037
                                Attention: James G. Richmond, Esq.,

                        and/or if to the surviving corporation in the merger, with copies to:

                                Laboratory Corporation of America Holdings
                                358 South Main Street
                                Burlington, North Carolina 27215
                                Attention:  Bradford T. Smith, Esq.

                              and

                                Davis Polk & Wardwell
                                450 Lexington Avenue
                                New York, New York 10017
                                Attention:  Peter R. Douglas, Esq.

                        and if to the Exchange Agent:

                              American Stock Transfer & Trust Company
                              40 Wall Street, 46th Floor
                              New York, New York 10005
                              Attention: Joseph Wolf

or to such other address as shall be stated in written notice to the other party.

                  20. Governing Law. This Letter Agreement shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of the State of New York.

                  21. Waiver of Liens. It is understood and agreed that any cash, securities or property deposited with or received by the Exchange Agent (the "Property") constitute a special, segregated account, held solely for the benefit of the NHL Stockholders and HLR, as their interests may appear, and the Property shall not be commingled with the cash, assets or properties of the Exchange Agent or any other person, firm or corporation. The Exchange Agent hereby waives any and all rights of lien, attachment or set-off whatsoever, if any, against the Property so to be deposited, whether such rights arise by reason of the statutory or common law of New York, by contract or otherwise.

                  22. Headings. The headings of the sections of this Letter Agreement have been inserted for convenience of reference only, are not to be construed a part hereof and in no way modify or restrict any of the terms of or provisions hereof.

                  23. Counterparts. This Exchange Agreement may be executed in one or more counterparts, each on of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  Please confirm your acceptance of and agreement to the arrangements described herein by signing and returning the enclosed duplicate of this letter.


                                          Very Truly Yours,
                                          NATIONAL HEALTH
                                          LABORATORIES
                                          HOLDINGS INC.



                                          by /s/ David C. Flaugh
                                             ----------------------
                                             Name:  David C. Flaugh
                                             Title: Senior Executive
                                                      Vice President and
                                                      Chief Operating Officer



Accepted and Agreed,

AMERICAN STOCK TRANSFER
& TRUST CO.



by /s/ Herbert J. Lemmer
   ---------------------
   Name:  Herber J. Lemmer
   Title: Vice President